Exhibit 99.1

From: Jay Shapiro
Sent: Tuesday, May 09, 2006 7:39 PM
To: zaf@brookmount.com
Subject: Re: Brookmount- Chief Financial Officer

 Mr. David Dadon has used my name without my consent in the past and in regard to this December 2005 CFO role.

 I knew nothing about Brookmount Explorations, Inc. and Dadon never spoken to me about this position or the Company. In fact, I specifically requested Dadon on 11-10-05 in writing to discontinue any use of my name or professional resume.

Thank you for your commitment to file an 8-K and press release to correct this unfortunate situation by Thurs. May 11, 2006.

Jay J. Shapiro



JAY J. SHAPIRO
CHAIRMAN AND CHIEF EXECUTIVE OFFICER